UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2013 (October 21, 2013)

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54689	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1440 Broadway

On October 21, 2013, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, entered into a purchase and sale agreement to acquire the fee simple interest in an institutional-quality office building located at 1440 Broadway in the Times Square South neighborhood of Manhattan. The seller of the property is 1440 Broadway Owner, LLC, a subsidiary of Rockpoint Group, L.L.C. The seller has no material relationship with the Company and the acquisition will not be an affiliated transaction.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to certain conditions customary to closing. Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated. The purchase and sale agreement contains customary representations and warranties by the buyer and seller.

The contract purchase price of the property is $528.6 million, exclusive of closing costs. The Company was required to make a $30.0 million nonrefundable deposit upon the execution of the purchase and sale agreement. The Company intends to fund the purchase price with proceeds from its ongoing initial public offering. The Company may seek financing on the property at or post-closing from a lender yet to be identified. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The property contains approximately 756,000 rentable square feet and is 95% leased, with two of the tenants each occupying at least 20% of the rentable square feet in the building: Macy's, Inc.; and Primedia, Inc.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash rental income for each of such two tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
Macy’s, Inc.	Various	January 2024	203,196	$10,862	3% in February 2014 and 7% in February 2018	One – five or ten year option
Primedia, Inc.	April 2000	October 2015	170,734	$9,460	None Remaining	None

A copy of the press release announcing the Company’s entry into a purchase and sale agreement to acquire an institutional-quality office building located at 1440 Broadway is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: October 24, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors